Exhibit 99.1

AERWINS Plans to Obtain XTURISMO FAA Approval Established US Subsidiary

Tokyo, Japan – October 9, 2023 – AERWINS Technologies Inc. (NASDAQ: AWIN) (“AERWINS” or the “Company”) announced today its Board of Directors has approved the establishment of a United States subsidiary in Los Angeles, California to pursue the redesign of its XTURISMO Ltd Edition prototype 1 hoverbike (the “XTURISMO”). These plans are intended to position the XTURISMO more favorably for wider markets, including the United States and Europe and to seek certification of the XTURISMO by the U.S. Federal Aviation Administration (the “FAA”). The redesign is expected to include an alternative powerplant and fuel source, airframe stabilization, use of more efficient rotors with safety features, an upgraded driver seat and enclosure, use of a harness-based wiring system and redesigned onboard electronic systems, among other things.

This initiative will be led by the Company’s Executive Chairman and President, Kiran Sidhu. Mr. Sidhu will lead a dedicated U.S. based team that will focus on obtaining FAA approval for XTURISMO and managing necessary redesigns. Among the recent steps Mr. Sidhu has taken on this project include discussions with an FAA-certified manufacturer with expertise in helicopter system design and the identification of additional FAA-certified companies that are expected to join the project. The Company believes that utilizing FAA-certified companies offers an increased level of technical and engineering and financial support that will enable the Company to implement the enhancements to the XTURISMO and thus expand its potential to enter new markets.

In addition, Mr. Sidhu will oversee various contractors who will be working on this initiative. These include Kevin Su who will be reviewing XTURISMO’s mechanical engineering and manufacturing practices, Cassidy McCord who will oversee the overall design and product positioning, David Bentil who will be responsible for developing North American distribution channels and Gursimran Gill who will be developing a website for future customer orders.

Mr. Sidhu has agreed to provide the Company with up to $300,000 in working capital to launch the initial phase of this redesign initiative by way of an interest free demand loan. “I strongly believe in the potential of XTURISMO, am fully committed to its success and have agreed to personally provide seed financing to jump start our planned redesign. I have not drawn a salary nor have I received any equity compensation for my work since I joined.”, said Kiran Sidhu, Executive Chairman and President of AERWINS.

Data from the U.S. Bureau of Labor Statistics and Indeed.com reveal that the Los Angeles metropolitan area is home to the highest number of aerospace engineers in the U.S., with over 4,000 aerospace engineers. The region potentially employs over 50,000 professionals in the aerospace and defense sector. Prominent aerospace entities like Jet Propulsion Laboratory in Pasadena, SpaceX in Hawthorne, and NASA Armstrong Flight Research Center in Palmdale are nearby, and major aerospace corporations, including Boeing, Lockheed Martin, and Raytheon, have a local presence.

About XTURISMO:

AERWINS developed XTURISMO Limited Edition. It is a manifestation of the dream of air mobility that endeavors to create an entirely new way to experience the world, enabling users to feel the joy and pleasure of moving freely in space. The Company believes it has many practical possibilities in Japan and overseas, including use in disaster relief, infrastructure inspection, and entertainment. XTURISMO Limited Edition was unveiled at Fuji Speedway in October 2021; XTURISMO Limited Edition also participated in the Detroit Auto Show in September 2022.

Information about XTURISMO

Official website: https://aerwins.us/XTURISMO/

Video: https://www.youtube.com/channel/UCPP6jQKTqCRXpAmyfZ-94VQ

Instagram: https://www.instagram.com/XTURISMO_official/

About AERWINS Technologies Inc.

Under the mission statement Changing Society from the Top Down, AERWINS Technologies is focused on developing and deploying the XTURISMO Hoverbike. AERWINS will continue to innovate, unbound by existing ideas, to build and deploy the systems necessary to realize an air mobility society. For more information, please visit https://aerwins.us/.

Important Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and important factors could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in AERWINS’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond AERWINS’ control and could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects AERWINS’ current views concerning future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. AERWINS assumes no obligation to publicly update or revise these forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available. The contents of any website referenced in this press release are not incorporated by reference herein.

PR and IR Inquiries

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